Exhibit 3.5

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
OFFSHORE PETROLEUM CORP.

Pursuant to Sections 228 and 242 of the
Delaware General Corporation Law

THE UNDERSIGNED, the President of OFFSHORE PETROLEUM CORP. (the "Corporation"), a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.	The Certificate of Incorporation of this Corporation is amended by changing the paragraph, "FOURTH" to read as follows:

“FOURTH: The Corporation shall have the authority to issue 200,000,000 shares of common stock, par value $.0001 per share.”

2.
This amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, I have hereunto signed this certificate of amendment of certificate of incorporation of OFFSHORE PETROLEUM CORP.  this 8th day of September, 2008.

By:	/s/ Todd Montgomery
Todd Montgomery, President